UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2019

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14231 Tandem Blvd, Austin, Texas 78758

(Address of principal executive offices) (Zip Code)

(512) 837-7100

(Registrant’s telephone number, including area code)

2900 Esperanza Crossing, Austin, Texas 78758

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	CIA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On September 20, 2019, the Board of Directors (the “Board”) of Citizens, Inc. (the “Company”) promoted Jeffery P. Conklin to Vice President, Chief Financial Officer and Treasurer of the Company, effective immediately. Mr. Conklin will continue serving as the Company’s principal financial and principal accounting officer.

Mr. Conklin had previously served as the Company’s interim Chief Financial Officer and Chief Investment Officer since March 2019, in addition to his existing roles as Vice President, Chief Accounting Officer and Treasurer of the Company since September 2017. In connection with the promotion, the Company did not enter into any new compensatory arrangements with Mr. Conklin, and the salary increase Mr. Conklin received while serving as interim Chief Financial Officer and Chief Investment Officer became permanent. Additional information concerning Mr. Conklin and his appointment and salary increase while serving in the interim roles was disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March  27, 2019, as amended by the Company’s Current Report on Form 8-K/A filed with the SEC on April 5, 2019, which information is incorporated herein by reference.

On September 25, 2019, the Company filed a press release to announce the promotion, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Citizens, Inc. press release, dated September 25, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

By:	/s/ Geoffrey M. Kolander

President and Chief Executive Officer

Date: September 25, 2019